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                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                January 24, 2001


Cisco Systems, Inc.
170 West Tasman Drive
San Jose, California 95134-1706

            Re: Cisco Systems, Inc. - Registration Statement for Offering of 1,392,884 Shares of Common Stock

Dear Ladies and Gentlemen:

               We have acted as counsel to Cisco Systems, Inc., a California corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,392,884 shares of the Company's common stock reserved for issuance under the PixStream, Incorporated Key Employee Stock Option Plan as assumed by the Company (the "PixStream Plan").

               This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

               We have reviewed the Company's charter documents and the corporate proceedings taken by the Company with respect to the assumption of the PixStream Plan and the options outstanding thereunder in connection with the Company's acquisition of PixStream, Incorporated. Based on such review, we are of the opinion that, if, as and when the shares of the Company's common stock are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements for the outstanding options assumed under the PixStream Plan and in accordance with the Registration Statement, such shares will be duly authorized, legally issued, fully paid and nonassessable.

               We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

               This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the PixStream Plan or the shares of the Company's common stock issuable thereunder.


                                        Very truly yours,

                                        /s/ BROBECK, PHLEGER & HARRISON LLP

                                        BROBECK, PHLEGER & HARRISON LLP